SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2012

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 5, 2012, Global Power Equipment Group Inc. (“Global Power”) acquired the equity of TOG Holdings, Inc., together with its subsidiary, TOG Manufacturing Corporation (“TOG”), for $12 million in cash. TOG provides precision machined metal and alloy parts to original equipment manufacturers for the steam and natural gas turbine power generation market.

TOG, which had approximately $8 million in revenue in 2011, manufactures fastener and valve-related repair and replacement products for steam and natural gas turbines. Approximately 70% of TOG’s revenue is aftermarket sales. Operating margins for TOG have historically ranged from the high teens to mid 20s. The acquisition, excluding transaction costs, is expected to be slightly accretive to earnings in 2012.

Global Power’s press release, issued on September 6, 2012, announcing the acquisition of TOG is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2012

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ Tracy D. Pagliara

Tracy D. Pagliara
General Counsel, Secretary and
Vice President of Business Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 6, 2012